UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2008

Angelica Corporation
(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation)	1-5674 (Commission File Number)	43-0905260 (I.R.S. Employer Identification No.)

424 South Woods Mill Road
Chesterfield, Missouri 63017-3406
(Address of principal executive office)(Zip Code)

(314) 854-3800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Merger Agreement

Before the opening of trading on May 23, 2008, Angelica Corporation (the "Company") issued a press release announcing that it had entered into an Agreement and Plan of Merger (the "Merger Agreement") with Clothesline Holdings, Inc. ("Parent") and Clothesline Acquisition Corporation, a wholly-owned subsidiary of Parent ("Merger Sub"), pursuant to which Merger Sub will merge with and into the Company (the "Merger"), with the Company continuing as the surviving corporation. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock, par value $1.00 per share, of the Company (the "Shares"), other than any shares owned by the Company or by any of its subsidiaries and any shares owned by Parent or Merger Sub or any shares owned by any shareholders who are entitled to and who properly exercise dissenters' rights under Missouri law, will be converted into the right to receive $22.00 in cash, without interest and subject to applicable tax withholding.

Consummation of the Merger is subject to customary conditions, including (i) approval of the Merger Agreement by the Company’s shareholders in accordance with Missouri law, (ii) absence of any law or order prohibiting the closing, (iii) expiration or termination of the Hart-Scott-Rodino waiting period, (iv) subject to certain exceptions, the accuracy of the representations and warranties, (v) material compliance of the other party with its covenants and (vi) satisfaction of the conditions set forth in the Parent’s financing commitment letters. The Company, Parent and Merger Sub have each agreed, subject to certain limitations, to use their commercially reasonable efforts to take actions required in connection with obtaining such approvals.

The Merger Agreement also requires that the Company use commercially reasonable efforts to cancel all outstanding options to purchase Company stock.  To that end, the Company plans to conduct an issuer tender offer in order to solicit current holders of Company stock options to tender such options for cash consideration.  The Merger Agreement also requires the Company obtain the optionees’ consent to the termination of the existing equity plans that provide for the issuance of capital stock and for the Company to ensure that the surviving corporation is not bound by any plans that provide any interest in capital stock or continuing rights to acquire, hold or transfer any capital stock of the Company or its subsidiaries.

The Merger Agreement contains certain termination rights for both the Company and Parent, and further provides that, upon termination of the Merger Agreement under specified circumstances (including entering into a definitive agreement with a third party for a superior offer), the Company may be required to pay Parent a termination fee of $9 million. In addition, in other circumstances, including a failed shareholder vote, the Company may be required to pay Parent a "no vote" termination fee of $3.5 million (plus reimbursement of expenses up to $1 million).  The Merger Agreement also provides that in certain circumstances Parent may be required to pay the Company a "reverse" termination fee of $9 million or a "no financing" termination fee of $3.5 million (plus reimbursement of expenses up to $500,000).

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

The Merger Agreement has been included to provide investors and security holders with information regarding the terms of the Merger. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement, which were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, were intended to allocate risk among parties and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Guarantee Letter

In support of Parent's obligation to pay the "reverse" termination fee, the "no financing" termination fee and costs of collection thereof provided for in the Merger Agreement (as summarized above), Lehman Brothers Merchant Banking Partners IV L.P. has provided a guarantee (the "Guarantee Letter")  to the Company whereby it is guaranteeing payment to the Company of the "reverse" termination fee, the "no financing" termination fee and costs of collection thereof up to an aggregate maximum of $10 million.

A copy of the Guarantee Letter is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the Guarantee Letter is qualified in its entirety by reference to the full text of the Guarantee Letter.

Rights Plan

On May 22, 2008 the Board of Directors of the Company approved an amendment ("Amendment No. 3") to its Rights Agreement, dated as of August 27, 1998, as amended, (the "Rights Agreement") with Computershare Trust Company, N.A.

The Amendment No. 3 provides that, among other things, neither the execution of the Merger Agreement, the related Voting Agreement entered into among Parent and Steel Partners II, L.P., nor the consummation of the Merger or the other transactions contemplated by the Merger Agreement or the Voting Agreement will trigger the separation or exercise of the stockholder rights or any adverse event under the Rights Agreement.

This summary is qualified in its entirety by Amendment No. 3 to the Rights Agreement, which is attached hereto as Exhibit 4.1 to this Form 8-K and incorporated by reference herein.

Item  3.03 Material Modification To Rights Of Security Holders

The description of Amendment No. 3 to the Rights Agreement set forth above in Item 1.01 is incorporated by reference into this Item 3.03.

Item 8.01 Other Events

PROXY STATEMENT

IN CONNECTION WITH THE PROPOSED TRANSACTIONS, THE COMPANY INTENDS TO FILE RELEVANT MATERIALS WITH THE SECURITIES AND EXCHANGE COMMISSION

(“SEC”), INCLUDING A PROXY STATEMENT. BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION, HOLDERS OF THE COMPANY'S COMMON STOCK ARE URGED TO READ THEM CAREFULLY, WHEN THEY BECOME AVAILABLE. WHEN FILED WITH THE SEC, THEY WILL BE AVAILABLE FREE OF CHARGE (ALONG WITH ANY OTHER DOCUMENTS AND REPORTS FILED WITH THE SEC BY THE COMPANY) AT THE SEC'S WEBSITE, WWW.SEC.GOV, AND THE COMPANY'S SHAREHOLDERS WILL RECEIVE INFORMATION AT AN APPROPRIATE TIME ON HOW TO OBTAIN THESE DOCUMENTS AND REPORTS FREE OF CHARGE FROM THE COMPANY. SUCH DOCUMENTS ARE NOT CURRENTLY AVAILABLE. THE PROXY STATEMENTS AND SUCH OTHER DOCUMENTS MAY ALSO BE OBTAINED FREE OF CHARGE FROM THE COMPANY BY DIRECTING SUCH REQUESTS TO: INVESTOR RELATIONS-ANGELICA CORPORATION, 424 SOUTH WOODS MILL ROAD, CHESTERFIELD, MISSOURI  63017.

THE COMPANY AND ITS DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM THE HOLDERS OF THE COMPANY'S COMMON STOCK IN CONNECTION WITH THE PROPOSED TRANSACTION. INFORMATION ABOUT THE COMPANY'S DIRECTORS AND EXECUTIVE OFFICERS AND THEIR OWNERSHIP OF THE COMPANY'S COMMON STOCK IS SET FORTH IN THE PROXY STATEMENT FOR THE COMPANY'S 2007 ANNUAL MEETING OF STOCKHOLDERS, WHICH WAS FILED WITH THE SEC ON OCTOBER 14, 2007. INVESTORS MAY OBTAIN ADDITIONAL INFORMATION REGARDING THE INTERESTS OF SUCH PARTICIPANTS BY READING THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE.

ISSUER TENDER OFFER DOCUMENTS

THE ISSUER TENDER OFFER DESCRIBED ABOVE HAS NOT YET COMMENCED.    AT THE TIME THE  TENDER OFFER  HAS COMMENCED, THE COMPANY WILL PROVIDE OPTION HOLDERS WHO ARE ELIGIBLE TO PARTICIPATE IN THE EXCHANGE WITH WRITTEN MATERIALS EXPLAINING THE PRECISE TERMS AND TIMING OF THE TENDER OFFER. PERSONS WHO ARE ELIGIBLE TO PARTICIPATE IN THE TENDER OFFER SHOULD READ THESE WRITTEN MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER. THE COMPANY WILL ALSO FILE THESE WRITTEN MATERIALS WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF A TENDER OFFER STATEMENT UPON THE COMMENCEMENT OF THE TENDER OFFER. THE COMPANY’S STOCKHOLDERS AND OPTION HOLDERS WILL BE ABLE TO OBTAIN THESE WRITTEN MATERIALS AND OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION FREE OF CHARGE FROM THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT WWW.SEC.GOV.

DIVIDEND DECLARED

On May 23, 2008, the Company issued a press release announcing that the Board of Directors declared a quarterly dividend of $0.11 per share. The dividend is payable on July 3, 2008, to shareholders of record as of June 24, 2008.

The full text of the Company's press release dated May 23, 2008, issued in connection with the announcement, is attached as Exhibit 99.2 and is furnished herewith.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of May 22, 2008, by and among Angelica Corporation, Clothesline Holdings, Inc. and Clothesline Acquisition Corporation.

4.1	Form of Amendment No. 3 to Rights Agreement, dated May 22, 2008 by and between Angelica Corporation and Computershare Trust Company, N.A.

10.1	Guarantee Letter, dated as of May 22, 2008, from Lehman Brothers Merchant Banking Partners IV L.P. in favor of Angelica Corporation

99.1	Press Release

99.2	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGELICA CORPORATION

Dated: May 23, 2008                                                                     /s/ Steven L. Frey
Steven L. Frey
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of May 22, 2008, by and among Angelica Corporation., Clothesline Holdings, Inc. and Clothesline Acquisition Corporation.

4.1	Form of Amendment No. 3 to Rights Agreement, dated May 22, 2008 by and between Angelica Corporation and Computershare Trust Company, N.A.

10.1	Guarantee Letter, dated as of May 22, 2008, from Lehman Brothers Merchant Banking Partners IV L.P. in favor of Angelica Corporation

99.1	Press Release

99.2	Press Release